Exhibit 4.20
TRUST AGREEMENT
OF
NATIONAL CITY PREFERRED CAPITAL TRUST III
     THIS TRUST AGREEMENT of National City Preferred Capital Trust III (this “Trust Agreement”) is dated as of January 8, 2008 by and between National City Corporation, a Delaware corporation, as depositor (the “Depositor”), and The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the “Trustee”). The Depositor and the Trustee hereby agree as follows:
     1. The trust created hereby shall be known as “National City Preferred Capital Trust III” (the “Trust”), in which name the Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.
     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor. Such amount shall constitute the initial trust estate of the Trust. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereby that the Trust created hereby constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. § 3801, et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustee may approve, in accordance with the Statutory Trust Act.
     3. The Depositor, the Trustee and others will enter into an amended and restated Trust Agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of such Capital Securities and Common Securities as may be referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate of the Trust, except as otherwise contemplated by this Trust Agreement, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.
     4. The Depositor, on behalf of the Trust, is hereby authorized, in its discretion, (i) to file with the Commission and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities, and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, Inc. or any other national stock exchange or The Nasdaq Stock Market (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the capital securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities; and (v) to negotiate and execute on behalf of the Trust one or more underwriting agreements, in customary form, relating to the Capital Securities.
     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the “Commission”) or any state securities or Blue Sky laws or by any depositary to be executed on behalf of the Trust by the Trustee, the Trustee is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission and any state securities or Blue Sky laws or by any depositary.
     5. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     6. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may be increase or decrease the number of trustees of the Trust; provided, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days’ prior written notice to the Depositor.
     7. The Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expense (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of such Indemnified Person and (iii) advance to each such Indemnified Person Expenses incurred by such indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such

Indemnified Person is not entitled to be indemnified therefore under this Section 7. The obligations of the Depositor under this Section 7 shall survive the resignation or removal of the Trustee, shall survive the termination, amendment, supplement, and/or restatement of this Trust Agreement, and shall survive the transfer by the Depositor of any or all of its interest in the Trust.
     8. The Trust may be dissolved and terminated before the issuance of the Capital Securities of the Trust at the election of the Depositor.
     9. This Trust Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

NATIONAL CITY CORPORATION

By:	/s/ Thomas Richlovsky

Name:	Thomas Richlovsky
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK (DELAWARE)

By:	/s/ Kristine K. Gullo

Name:	Kristine K. Gullo
Title:	Vice President